EXHIBIT 23

                        CONSENT OF AUDITOR

September 5, 1997

Securities and Exchange Commission
Washington, D.C.

RE:  Golden Maple Mining and Leaching Company, Inc.
        SEC File No. 2-89616

I consent to the use of my firm's name in regard to the financial statements of Golden Maple Mining and Leaching Company, Inc. for the year ended December 31, 1996 on Form 10-KSB.

Sincerely,

/s/ Terrence J. Dunne
Certified Public Accountant